Exhibit 5.1

Opinion of Cassels Brock & Blackwell LLP

June 9, 2025

IsoEnergy Ltd. 217 Queen Street West, Suite 401 Toronto, Ontario M5V 0R2 Canada

Dear Sirs/Mesdames:

Re:	Registration Statement on Form S-8

We have acted as Canadian counsel to IsoEnergy Ltd. (the “Company”), a corporation organized under the Business Corporations Act (Ontario), in connection with a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering the issuance of 1,000,000 common shares in the capital of the Company (the “Shares”) that may be issued upon exercise, vesting or other settlement of awards (the “Awards”) granted or issued under the Company’s Omnibus Long Term Incentive Plan, dated as of April 16, 2024 and amended on July 8, 2024 (the “LTIP”), and the Amended & Restated Incentive Stock Option Plan, as amended and restated on May 3, 2022 (the “Option Plan” collectively with the LTIP, the “Plans”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

1.	EXAMINATIONS AND INVESTIGATIONS

Documents. We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the articles of the Company;

(b)	the by-laws of the Company;

(c)	certain resolutions of the Company’s board of directors (the “Board”) relating to the Registration Statement, the adoption of the Plans and the Shares issuable upon exercise, vesting or other settlement of Awards granted or issued under the Plans;

(d)	a certificate, dated as of the date of this opinion, of an officer of the Company (the “Officer’s Certificate”), including copies of each of the items in paragraphs (a), (b), and (c) above, a copy of which we have delivered to you;

(e)	the Plans; and

(f)	the Registration Statement and exhibits thereto.

2.	ASSUMPTIONS

(a)	Authenticity. We have assumed:

(i)	the legal capacity of all individuals signing documents,

(ii)	the genuineness of all signatures,

(iii)	the authenticity and completeness of all documents submitted to us as originals, and

(iv)	the conformity to authentic original documents of all documents submitted to us as copies.

(b)	Public records. We have assumed the completeness, accuracy, and currency of:

(i)	the indices and filing systems maintained at the public offices where we searched or made inquiries,

(ii)	all documents supplied or otherwise conveyed to us by public officials, and

(iii)	all facts set out in those documents and in official public records.

3.	RELIANCE

We have relied solely upon the Officer’s Certificate as to the matters of fact set out in such certificate, without independently verifying those facts.

4.	LAWS ADDRESSED

The opinions we express are limited to the laws of the Provinces of Ontario and British Columbia (together, the “Provinces”) and the federal laws of Canada applicable in the Provinces. We are solicitors qualified to carry on the practice of law in the Provinces only, and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Provinces and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Provinces and the federal laws of Canada applicable therein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

5.	OPINIONS

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon the valid exercise, vesting or other settlement of Awards in accordance with the terms of the Plans, including, if applicable, receipt by the Company of the full consideration therefor pursuant to the terms of such Awards, such Shares will be validly issued, as fully paid and non-assessable shares in the capital of the Company.

6.	USE OF OPINION

This opinion letter is rendered solely in connection with the registration of the Shares set forth in the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

Yours truly,

CASSELS BROCK & BLACKWELL LLP